SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15 (D) OF

                       THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (date of earliest event reported): July 3, 1997

                               THE AES CORPORATION
             (exact name of registrant as specified in its charter)

       DELAWARE                   333-15487                    54-1163725
     (State  of               (Commission File No.)           (IRS Employer
    Incorporation)                                         Identification No.)

                       1001 North 19th Street, Suite 2000
                            Arlington, Virginia 22209
          (Address of principal executive offices, including zip code)

               Registrant's telephone number, including area code:
                                 (703) 522-1315

                                 NOT APPLICABLE

          (Former Name or Former Address, if changed since last report)


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ITEM 5. OTHER EVENTS


         The AES Corporation announced today that it had commenced a private offering of $275 million of Senior Subordinated Notes due 2007. The proceeds of the offering, if consummated, would be used to refinance certain short-term acquisition indebtedness and to redeem AES' outstanding 9 3/4% Senior Subordinated Notes due 2000. The securities offered have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            THE AES CORPORATION
                                            -------------------
                                                (Registrant)

Date: July 3, 1997                          By /s/ Barry J. Sharp
                                              ---------------------------
                                               Barry J. Sharp
                                               Chief Financial Officer